EXHIBIT 99.2



                            SECOND AMENDMENT TO
                  SUBSIDIARY LOAN AND SECURITY AGREEMENTS


     This SECOND AMENDMENT TO SUBSIDIARY LOAN AND SECURITY
AGREEMENTS (this "Amendment") is entered into as of the 20th day of March, 1996, by and among each of the Borrowers listed on the signature pages hereof (each, individually, a "Borrower" and, collectively, the "Borrowers") and TALLEY MANUFACTURING AND
TECHNOLOGY, INC., a Delaware corporation (the "Lender").


                           W I T N E S S E T H:


     WHEREAS, each of the Borrowers has heretofore entered in a Subsidiary Loan and Security Agreement with the Lender dated
October 22, 1993, as amended (each, individually, a "Subsidiary
Loan Agreement" and, collectively, the "Subsidiary Loan
Agreements");

     WHEREAS, the Lender has assigned all of its rights under the Subsidiary Loan Agreements and the other Loan Documents with all of the Borrowers other than Talley Technology, Inc. ("TTI") to Agent for the benefit of the lenders (the "Parent Lenders") under the Parent Loan Agreement pursuant to the Collateral Assignment Agreement and has assigned all of its rights under the Subsidiary Loan Agreement and other Loan Documents with TTI to TBCC as Agent and as collateral agent (the "Collateral Agent") for the Parent Lenders and Bank One, Columbus, N.A., a national banking association, as Trustee for the holders of the Senior Notes (in such capacity, together with its successor in such capacity, the "Senior Note Trustee");

     WHEREAS, the Lender, the Agent and the Parent Lenders are about to enter into a Waiver and Fourth Amendment to Loan and Security Agreement with respect to the Parent Loan Agreement (the
"Parent Amendment");

     WHEREAS, the Lender and the Borrowers wish to enter into this Amendment to make certain changes to the Subsidiary Loan Agreements consistent with those to be made to the Parent Loan Agreement pursuant to the Parent Amendment and certain other changes and the execution and delivery of this Amendment is a condition precedent to the effectiveness of the Parent Amendment;

     WHEREAS, the consent of Agent is required for the execution, delivery and performance of this Amendment with respect to the Subsidiary Loan Agreements with all of the Borrowers other than TTI


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and the consent of the Collateral Agent is required for the execution, delivery and performance of this Amendment with respect to the Subsidiary Loan Agreement with TTI;

     WHEREAS, the Lender has requested the consent of the Agent and the Collateral Agent; and

     WHEREAS, the Agent and the Collateral Agent are willing to consent to this Amendment on the terms herein set forth.

     NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.   Definitions.   Capitalized terms used herein and not
defined herein shall have the respective meanings given to such terms in the Subsidiary Loan Agreements.

     2.   Amendments to Section 1.1 of Rowe Industries, Inc.
Subsidiary Loan Agreement. Effective January 5, 1996, the definition of "Free Cash Flow" set forth in Section 1.1 of the Subsidiary Loan Agreement with Rowe Industries, Inc. ("Rowe") shall be amended to read in its entirety as follows:

          "Free Cash Flow" shall mean for any applicable fiscal period (as determined in accordance with Generally Accepted Accounting Principles), (a) EBITDA for such period, minus (b) the sum of Capital Expenditures (other than (I) Capital Expenditures for the purchase of the "Business Assets" of Markel Corporation and the "Covenants Not to Compete" with the proceeds of the "Capital Contribution" (as such quoted terms are defined in the Consent to Loan and Security Agreements, dated as of January 5, 1996, among Lender, Borrower, the Parent Lenders and the Agent), and (II) other Capital Expenditures for which neither Borrower nor any Affiliate thereof, whether from Advances, the Term Loan or otherwise, shall be the source of funds) actually paid or payable during such period.

     3. Amendments to Schedule 2.1 of Certain Subsidiary Loan Agreements. Effective as of the date hereof, each of the "Maximum Revolving Advance Amount" and the "Maximum Amount of the Facility" for (i) Rowe is hereby increased from "$2,100,000" to "$5,000,000" and from "$2,500,000" to "$5,282,056", respectively, and
(ii) Talley Metals Technology, Inc. ("Metals") is hereby increased from "$14,700,000" to "$20,000,000" and from "$24,000,000" to
"$26,557,687", respectively. Such increases shall be effected by amending Schedule 2.1 to each Subsidiary Loan Agreement by deleting "$2,100,000" and "$14,700,00" set forth in the column entitled "Max. Revolving Advance Amount" for each of Rowe and Metals, respectively, and replacing such amounts with "$5,000,000" and "$20,000,000", respectively, and by deleting "$2,500,000" and "$24,000,000" set forth in the column entitled "Max. Amount of


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Facility" for each of Rowe and Metals, respectively, and replacing such amounts with "$5,282,056" and "$26,557,687", respectively.

     4. Conditions to Effectiveness. This Amendment shall be effective as of the date first above written upon satisfaction of the following conditions precedent:

          4.1. Documents from Borrowers. The Agent shall have received:

               (a) this Amendment executed by a duly authorized officer of Lender and each Borrower; and

               (b) Amended and Restated Revolving Notes issued by each of Metals and Rowe to the Lender, in exchange for the respective Revolving Notes held by the Lender immediately prior to such exchange, each in the principal amount equal to the respective Maximum Revolving Advance Amount for each of Metals and Rowe after giving effect to this Amendment, such Notes to be in the form of Exhibit 1 annexed hereto, executed by a duly authorized officer of Metals and Rowe, respectively, and endorsed to the Agent by a duly authorized officer of Lender.

          4.2.  Consent of Agent and Collateral Agent.  TBCC, as
Agent and Collateral Agent, shall have consented to the execution, delivery and performance of this Amendment by executing the Consent set forth below.

          4.3. Amendments to Parent Loan Documents. The Lender shall have executed the Parent Amendment and the Lender and each Borrower shall have executed and/or delivered such other documents and instruments in connection therewith as the Parent Lenders and the Agent shall require as a condition precedent to the effectiveness thereof, each in form and substance satisfactory to the Agent, and such Parent Amendment shall have become effective.

          4.4. Corporate Proceedings. The Agent shall have received a copy of the resolutions (in form and substance reasonably satisfactory to Agent) of the Board of Directors of each Borrower authorizing (i) the execution, delivery and performance of this Amendment and the other Loan Documents contemplated hereby, and (ii) the consummation of the transactions contemplated hereby and thereby, all certified by the Secretary or an Assistant Secretary of each Borrower on the date hereof. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate.

          4.5. No Defaults. No Default or Event of Default shall have occurred and be existing either before or immediately after giving effect to this Amendment.



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          4.6.  Representations and Warranties True.  The
representations and warranties contained herein, in the Subsidiary Loan Agreements and in all other Loan Documents (other than representations and warranties that expressly speak only as of a specified different date) shall be true and correct both as of the date hereof and immediately after giving effect to this Amendment.

          4.7. Certificate of Officers. The Agent shall have received a certificate, in form and substance satisfactory to the Agent, dated the date of the effectiveness of this Amendment and signed by the President, a Vice President or the Secretary, and the Treasurer or Controller, of each Borrower certifying that the conditions set forth in this Section 4 have been fulfilled and as to such other matters as the Agent shall reasonably require.

          4.8. Other Conditions. The Agent shall have received such other agreements, opinions, certificates, representations, instruments and other documents as it may reasonably require, all in form and substance satisfactory to the Agent.

     5. Representations and Warranties. Each Borrower hereby represents and warrants to the Lender and the Agent that (i) the execution, delivery and performance of this Amendment and the other documents and instruments to be executed and delivered in connection herewith by such Borrower and its Affiliates are within their respective corporate powers and have been duly authorized by all necessary corporate action, (ii) no consent, approval, authorization of, or declaration or filing with, any governmental or public authority, and no consent of any other Person, is required in connection with the execution, delivery and performance of this Amendment and the other documents and instruments to be executed and delivered in connection herewith by such Borrower and its Affiliates, except for those already duly obtained, (iii) this Amendment and the other documents and instruments to be executed and delivered in connection herewith by such Borrower and its Affiliates have been duly executed by such Borrower and Affiliates and constitute the legal, valid and binding obligation of such Borrower and Affiliates, enforceable against them in accordance with their terms, (iv) the execution, delivery and performance by such Borrower and its Affiliates of this Amendment and the other documents and instruments to be executed and delivered in connection herewith by such Borrower and its Affiliates do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of such Borrower or any of its Affiliates by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which such Borrower or such Affiliate is a party or which is binding upon it,
(b) any requirement of law applicable to such Borrower or such Affiliate, or (c) the Certificate or Articles of Incorporation or By-Laws of such Borrower or such Affiliate, (v) no event has occurred and is continuing which constitutes a Default or an Event of Default, and (vi) no change or development or event involving a


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prospective change, which in any such case has had or could reasonably be expected to have a material adverse effect on the ability of such Borrower to perform its obligations under the Loan Documents or on the business, operations, assets, conditions (financial or otherwise) or prospects of the Borrowers on a consolidated basis has occurred and is continuing.

     6.   Reference to and Effect on Loan Documents.

          6.1. On and after the date hereof, each reference in the Subsidiary Loan Agreements to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to a Subsidiary Loan Agreement, shall mean and be a reference to such Subsidiary Loan Agreement as amended hereby.

          6.2. Except as specifically amended above, all of the terms of the Subsidiary Loan Agreements shall remain unchanged and in full force and effect.

          6.3. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default, nor as a waiver any right, power or remedy of any Lender or the Agent under any Subsidiary Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of any Subsidiary Loan Agreement or any of the other Loan Documents.

     7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered (including delivery by telecopier) shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.













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          IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                         BORROWERS:

                         AMCAN SPECIALTY STEELS, INC.; DIMETRICS,
                         INC.; ELECTRODYNAMICS, INC.; JOHN J.
                         MCMULLEN ASSOCIATES, INC.; PORCELAIN
                         PRODUCTS CO.; ROWE INDUSTRIES, INC.;
                         TALLEY AUTOMOTIVE PRODUCTS, INC.; TALLEY
                         CANADA, INC.; TALLEY DEFENSE SYSTEMS,
                         INC.; TALLEY INTERNATIONAL INVESTMENT
                         CORPORATION; TALLEY METALS TECHNOLOGY,
                         INC.; TALLEY TECHNOLOGY, INC.; UNIVERSAL
                         PROPULSION COMPANY; WATERBURY COMPANIES,
                         INC.; WDC, INC.



                         By:  Mark S. Dickerson
                              -----------------------------------
                              Name:  Mark S. Dickerson
                              Title: Secretary



                         LENDER:

                         TALLEY MANUFACTURING AND TECHNOLOGY,
                              INC.

                         By:  Daniel R. Mullen
                              -----------------------------------
                              Name:  Daniel R. Mullen
                              Title: Treasurer

                   CONSENT OF AGENT AND COLLATERAL AGENT


          The undersigned, as Agent, hereby consents to the execution, delivery and performance of the foregoing Second Amendment to Subsidiary Loan and Security Agreements with respect to the Subsidiary Loan Agreements with all of the Borrowers other than TTI and, as Collateral Agent, hereby consents to the execution, delivery and performance of the foregoing Second Amendment to Loan and Security Agreements with respect to the Subsidiary Loan Agreement with TTI.


Dated:  As of March 20, 1996


                    TRANSAMERICA BUSINESS CREDIT CORPORATION, as
                         Agent and Collateral Agent

                    By:  Michael S. Burns
                         __________________________
                  Name:  Michael S. Burns
                 Title:  Vice President